Exhibit 23.2

CONSENT OF QUALIFIED PERSON

SYB Group, LLC (“SYB”) in connection with the filing of the United States Lime & Minerals, Inc. Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), consent to:

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The filing and use of the Technical Report Summary titled “Technical Report Summary on Texas Lime Company Limestone Operation, Johnson County, Texas, USA”, effective December 31, 2021, with a report date of March 2, 2022, as Exhibit 96.1 to and referenced in the Form 10-K;

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The filing and use of the Technical Report Summary titled “Technical Report Summary on Arkansas Lime Company Limestone Operation, Independence County, Arkansas, USA”, effective December 31, 2021, with a report date of March 2, 2022, as Exhibit 96.2 to and referenced in the Form 10-K;

●	The filing and use of the Technical Report Summary titled “Technical Report Summary on ACT Holdings Company Limestone Operation, Izzard County, Arkansas, USA”, effective December 31, 2021, with a report date of March 2, 2022, as Exhibit 96.3 to and referenced in the Form 10-K;
●	The filing and use of the Technical Report Summary titled “Technical Report Summary on U.S. Lime Company – St. Clair - Marble Mountain Limestone Operation, Sequoyah County, Oklahoma, USA”, effective December 31, 2021, with a report date of March 2, 2022, as Exhibit 96.4 to and referenced in the Form 10-K;
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The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K as promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report Summary;

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The information derived, summarized, quoted, or referenced from any of the Technical Report Summaries, or portions thereof, that were prepared by SYB, that SYB supervised the preparation of and/or that was reviewed and approved by SYB, that is included or incorporated by reference in the Form 10-K; and

●	The incorporation by reference of the foregoing in the Registration Statements of United States Lime & Minerals, Inc. on Forms S-8 (File No. 333-236817 and File No. 333-196697).

SYB is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SYB certifies that it has read the Form 10-K and that it fairly represents the information in the sections of the Technical Report Summaries for which SYB is responsible.

SYB Group, LLC

/s/ Keith Vickers

President

February 23, 2023